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                                 [LETTERHEAD]
                                                              EXHIBIT 23.1 (ii)


                        CONSENT OF INDEPENDENT ACCOUNTANTS

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We hereby consent to the incorporation by reference in the registration statement of PETsMART, Inc. and Subsidiaries on Form S-8, Registration No. to be assigned on or about June 13, 1997, of our report dated April 21, 1995 on our audit of the financial statements of The Pet Food Giant, Inc., for the year ended December 31, 1994, which report is included on Form 10-K of PETsMART, Inc. for the fiscal year ended February 2, 1997.


                                           /s/ Coopers & Lybrand L.L.P.
                                           COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
June 11, 1997